Exhibit 23

Consent of Independent Auditors

We consent to the use of our report dated June 13, 2003, included in the Annual Report (Form 11-K) of The Stanley Works Account Value Plan for the year ended December 31, 2002, with respect to the financial statements and schedules, as amended, included in this Form 11-K/A.

/s/ Ernst & Young LLP

Hartford, Connecticut
July 7, 2003

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